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                                                                     EXHIBIT 8.1


                        [SULLIVAN & CROMWELL LETTERHEAD]



                                                                  March 28, 2001




Royal Bank of Canada,
      200 Bay Street,
         Toronto, Ontario
                   Canada M5J 2J5

Ladies and Gentlemen:

                  We have acted as counsel to Royal Bank of Canada, a Canadian chartered bank ("RBC"), in connection with the planned merger of Rock Merger Subsidiary Inc., a North Carolina corporation ("Merger Sub"), with and into Centura Banks Inc., a North Carolina corporation ("Centura"), pursuant to the Agreement and Plan of Merger dated as of January 26, 2001 between RBC and Centura (the "Merger Agreement"). All capitalized terms used and not otherwise defined herein shall have the meanings provided in the Merger Agreement.

                  For purposes of this opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent that:(i) the Merger will be completed in the manner set forth in the Merger Agreement and in the Registration Statement on Form F-4 (No. 333-56142) of RBC, including the Proxy Statement of the Centura and the Prospectus of RBC contained therein (the "Registration Statement"), and (ii) the representations contained in the letters of representation from RBC to us dated March 19, 2001 and from Centura to us dated March 22, will be true and complete at the Effective Time.


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[SULLIVAN & CROMWELL LETTERHEAD]


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                  Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate we hereby confirm to you that our opinion is as set forth under the caption "Taxation-Certain U.S. Federal Income Tax Considerations" in the Registration Statement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                                        Very truly yours,

                                                        /s/ Sullivan & Cromwell